                                                                    EXHIBIT 99.1


NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
AS OF DECEMBER 31, 2000 AND 1999
TOGETHER WITH REPORT OF
INDEPENDENT PUBLIC ACCOUNTANTS

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
DECEMBER 31, 2000 AND 1999




Financial Statements:

         Report of Independent Public Accountants

         Statements of Net Assets Available for Benefits at December 31, 2000 and 1999

         Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 2000

         Notes to Financial Statements

Supplemental Schedule:

I. Schedule H Line 4i - Schedule of Assets Held for Investment Purposes at December 31, 2000


All other schedules required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor have been omitted, since they are not applicable.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefits Committee and Participants of
Noble Affiliates Thrift and Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan (the "Plan") as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                       ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma,
    April 27, 2001

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2000 AND 1999




                                                            2000              1999
                                                        ------------      ------------
ASSETS:
    Cash                                                $     43,866      $     94,204

    Investments, at fair value-
      Money market funds - short-term                      7,514,465         6,125,781
      Noble Affiliates, Inc. common stock                  9,070,878        11,843,445
      Mutual funds                                        30,353,096        24,740,191
      U.S. Government securities                                  --            49,203
      Corporate bonds                                             --         1,899,569
      Loans to participants                                2,150,985         2,074,027
                                                        ------------      ------------

             Total investments                            49,089,424        46,732,216
                                                        ------------      ------------

    Receivables-
      Participants' contributions                            221,529           217,251
      Employer contributions                                 153,230           146,377
      Due from broker for securities sold                  4,537,730           131,436
                                                        ------------      ------------

             Total receivables                             4,912,489           495,064
                                                        ------------      ------------

             Total assets                                 54,045,779        47,321,484

LIABILITIES:
    Due to broker for securities purchased                        --           323,452
                                                        ------------      ------------

             Total liabilities                                    --           323,452
                                                        ------------      ------------

NET ASSETS AVAILABLE FOR BENEFITS                       $ 54,045,779      $ 46,998,032
                                                        ============      ============




The accompanying notes are an integral part of these financial statements.

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 2000




ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income-
      Net appreciation in fair value of investments       $ 7,294,308
      Interest                                                645,963
      Dividends:
        Noble Affiliates, Inc. common stock                    62,059
        Mutual funds                                        2,474,486
                                                          -----------

             Net investment income                         10,476,816
                                                          -----------

    Contributions:
      Employer                                              1,857,511
      Participants                                          2,761,758
                                                          -----------

             Total contributions                            4,619,269
                                                          -----------

             Total additions                               15,096,085
                                                          -----------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                           7,964,005
    Administrative expenses                                    83,041
    Investment expenses                                         1,292
                                                          -----------

             Total deductions                               8,048,338
                                                          -----------

NET INCREASE                                                7,047,747
                                                          -----------

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year       46,998,032
                                                          -----------

NET ASSETS AVAILABLE FOR BENEFITS, end of year            $54,045,779
                                                          ===========




The accompanying notes are an integral part of this financial statement.

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000 AND 1999



1. DESCRIPTION OF THE PLAN:

The Noble Affiliates Thrift and Profit Sharing Plan (the "Plan"), as amended, is a defined contribution plan covering certain employees who have completed specified terms of service with Noble Affiliates, Inc.; its wholly owned subsidiary, Samedan Oil Corporation; and other wholly owned subsidiaries (collectively referred to as the "Company"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

Employees are eligible to participate in the Plan on the first day of any calendar month following employment. Participants may contribute up to 15% of their basic compensation. The employer matching contribution percentage is 100% of the participant's contribution up to 6% of the participant's basic compensation, and is funded on a monthly basis. However, discretionary contributions may be made to the Plan at the discretion of the President of the Company.

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan is reserved to each participating company. Upon notice of termination or permanent suspension of contributions with respect to all or any one of the participating companies, the accounts of all participants affected thereby shall become fully vested, and the balances in their accounts shall be distributed in accordance with the provisions of the Plan, as determined by the Noble Affiliates, Inc. Employee Benefits Committee (the "Committee").

The Plan is exempt from federal income taxes under Sections 401 and 501(a) of the Internal Revenue Code and has received a favorable determination letter from the IRS dated June 12, 1995. Although the Plan has been amended since receiving its determination letter, management of the Company is of the opinion that the Plan meets IRS requirements, and, therefore, continues to be tax-exempt.

The Plan incorporates the following provisions: (1) participants fully vest after five years of service, (2) participants may borrow from the Plan, as discussed below, (3) overtime is included in the participant's basic compensation, and (4) the Plan provides a definition of early retirement.

Participating employees have an option as to the manner in which their contributions may be invested. Participants can change their contribution elections up to six times per year.

A participant may borrow from the Plan up to the lesser of $50,000 or one-half of the participant's vested interest. Interest is charged at the current Prime rate and loans are required to be repaid within five years through payroll deductions. Repayments of principal and interest are credited to the borrowing participant's account.

Employer contributions are invested as designated by the participants in the individual funds.

The Plan is administered by the Committee. Investment decisions of each fund are recommended by a professional investment advisory firm appointed by the Committee.

2. SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year.

Under the terms of the Plan, BancTrust ("the Trustee"), on behalf of the trust fund, is allowed to acquire, hold and dispose of the common stock of Noble Affiliates, Inc.

At December 31, 2000 and 1999, the Plan held the following investments which separately represented more than 5% of the Plan's net assets:

     Investment                                                                      Shares        Fair Value
     ----------                                                                      ------        ----------

     2000
       Blackrock Funds Small Cap Growth Equity Fund                                  206,244      $  4,155,817
       Montag & Caldwell Growth Mutual Fund                                          107,070         3,025,798
       Vanguard Windsor II Fund                                                      118,968         3,235,930
       Fidelity Puritan Fund                                                         333,561         6,280,954
       Noble Affiliates, Inc. common stock                                           197,193         9,070,878
       Vanguard Index Trust 500 Index Fund                                            76,808         9,359,823

     1999
       Brinson U.S. Equity Fund                                                      180,987      $  3,044,201
       Montag & Caldwell Growth Mutual Fund                                           97,796         3,422,860
       Vanguard Windsor II Fund                                                      118,152         2,950,255
       Fidelity Puritan Fund                                                         334,660         6,368,580
       Noble Affiliates, Inc. common stock                                           552,451        11,843,445
       Vanguard Index Trust 500 Index Fund                                            51,493         6,968,548


Expenses of the Plan

Some expenses incurred in the administration of the Plan, including expenses and fees of the Trustee, are charged to and paid by the Plan.

Forfeitures

Under the provisions of the Plan, all amounts forfeited as of the end of that year may be applied to reduce required employer contributions. Forfeitures amounted to $98,021 and $85,206 in 2000 and 1999, respectively, and reduced the required employer contributions.

3. NET APPRECIATION (DEPRECIATION) IN FAIR VALUE:

During 2000, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:

                                                                                                Net
                                                                                            Appreciation
                                                        Realized          Unrealized       (Depreciation)
                                                      ------------       ------------      --------------

Fair value as determined by quoted market price-
  Noble Affiliates, Inc. common stock                 $  6,646,164       $  4,560,773       $ 11,206,937
  Mutual funds                                            (203,998)        (3,725,520)        (3,929,518)
  U.S. Government securities                                43,670                 --             43,670
  Corporate bonds                                          (26,781)                --            (26,781)
                                                      ------------       ------------       ------------

                                                      $  6,459,055       $    835,253       $  7,294,308
                                                      ============       ============       ============


Realized gains are calculated using fair values at December 31, 1999, or cost, if acquired during 2000.

4. PAYABLES TO PLAN PARTICIPANTS:

Amounts requested by and due to participants whose employment has been terminated prior to year-end included in net assets available for benefits in the accompanying statements of net assets available for benefits were $39,774 and $3,092,598 at December 31, 2000 and 1999, respectively.

                                                                      SCHEDULE I

NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

SCHEDULE H LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES DECEMBER 31, 2000




                  Identity of Issuer, Borrower                                                                 Fair
  (a)*   (b)        Lessor or Similar Party          (c)            Description of Investment               (e) Value
  ----   ------------------------------------------- -----------------------------------------------------  ---------

         Money Market Funds:
             Goldman Sach's Institutional
               Prime Obligation Fund - Federal
               Portfolio                             Money Market Fund - Short-term
                                                                                                            $     136,322
             Vanguard Funds                          Vanguard Prime Portfolio Fund -     Short-term             7,378,143
                                                                                                            -------------

                                                                                                            $   7,514,465
                                                                                                            =============


                                                                                              Number of
                                                                                               Shares
                                                                                              ---------
         Common Stock:
*           Noble Affiliates, Inc.                                                              197,193     $   9,070,878
                                                                                                            =============


        Mutual Funds:
            Pimco Funds                              Pimco Moderate Duration Fund               191,085     $   1,887,920
            Montag & Caldwell Management             Montag & Caldwell Growth Mutual
                                                       Fund                                     107,070         3,025,798
            JP Morgan Funds                          JP Morgan Institutional Disciplined
                                                       Equity Fund                              148,663         2,406,854
            Vanguard Funds                           Vanguard Windsor II Fund                   118,968         3,235,930
            BlackRock Institutional Funds            BlackRock Small Capital Growth
                                                        Equity Fund                             206,244         4,155,817
            Fidelity Investments                     Fidelity Puritan Fund                      333,561         6,280,954
            Vanguard Index Funds                     Vanguard Index  Trust 500 Index
                                                        Fund                                     76,808         9,359,823
                                                                                                            -------------

                                                                                                            $  30,353,096
                                                                                                            =============


*       Participant loans                                  Interest rates range from 7.75% - 9.5%           $   2,150,985
                                                                                                            =============

                     Total assets held for investment purposes                                              $  49,089,424
                                                                                                            =============

*       Represents party-in-interest
